BayHill Capital Corporation                                                                                                 NEWS RELEASE
10757 South Riverfront Parkway,
South Jordan, Utah 80112
For Immediate Release at 4 p.m. MDT, www.bayhillcapital.com

January 26, 2009

BayHill Capital Corporation Announces Management Transition

South Jordan, Utah, January 26, 2009--BayHill Capital Corporation (“BayHill” OTC Bulletin Board: BYHL- news), an Internet-enabled marketer reseller of communications products and services, today announced that Roy D. Banks has resigned as a director of the Company, effective January 23, 2009.  Mr. Banks had served as a director since December 2007.

James U. Jensen, BayHill Chairman of the Board stated: “Roy has contributed significantly during his tenure as a board member and has been most helpful during the Company’s transition during this past year.  Mr. Banks has assumed a new assignment that  has recently, and will continue, to absorb all of his time and focus.  We appreciate his contribution to the Company’s success and wish him well as he pursues his new professional assignment.”

BayHill has not named a replacement for Mr. Banks but will begin a search for an appropriate replacement on the board of directors.

About BayHill Capital Corporation

BayHill owns brands and operates companies related to Internet marketing and product distribution. Commission River, Inc., BayHill’s wholly-owned subsidiary, helps product vendors and advertisers identify and utilize effective marketing methods to find targeted customers. BayHill’s current brands and programs are used by thousands of web entrepreneurs who market a variety of products through the Internet on behalf of advertisers. For product advertisers, BayHill offers simplified access to a large customer market through an expert selling channel.

Through Commission River, BayHill offers a marketing and distribution channel for communication services and related technology products via its Web site, http://.www.commissionriver.com. Commission River’s robust marketing engine harnesses distribution channels featuring a prominent Internet presence, a network of independent agents and several affiliate groups, each having their own customized Web site.  BayHill’s agent-initiated sales generated through Commission River’s website, are fulfilled via proprietary software utilizing the Internet. Since September of 1999, BayHill sold, on behalf of its vendors and for its own account, services and products to approximately 875,000 customers worldwide.

Forward-Looking Statements

In addition to historical statements, the information set forth herein contains forward-looking statements that involve risks and uncertainties that might adversely affect BayHill’s operating results in the future in a material way.  Such risks and uncertainties include, without limitation, BayHill’s ability to implement, and obtain funding to carry out, its business and growth strategy, the consequences of the corporate restructuring associated with the actions approved by BayHill’s shareholders at a special meeting of shareholders held on March 31, 2008, the integration and operation of the assets BayHill acquired from Commission River in November, 2007 and BayHill’s conduct of business based thereon, the possibility that BayHill’s proprietary customer base will not grow as management currently expects, BayHill’s possible inability to obtain additional financing, the possible lack of producing agent growth, BayHill’s possible lack of revenue growth, BayHill’s possible inability to add new products and services that generate increased sales, BayHill’s possible lack of cash flows, BayHill’s possible loss of key personnel, the possibility of telecommunication rate changes and technological changes and the possibility of increased competition.  Many of these risks are beyond BayHill’s ability to forecast or control.

Source:                      BayHill Capital Corporation
    Contact:         Robyn Farnsworth
    801-816-2529 voice
    801- 816-2527 fax
    robyn@bayhillcapital.com